UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 6, 2023
Date of Report (date of Earliest Event Reported)
NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

Maryland	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.75% Notes due 2024	NEWTL	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.      Completion of Acquisition or Disposition of Assets.
On January 6, 2023, Newtek Business Services Corp. (the “Company”) completed the previously announced acquisition of the National Bank of New York City (“NBNYC” and the “Acquisition,” respectively), a national bank regulated and supervised by the Office of the Comptroller of the Currency, pursuant to which the Company acquired from the NBNYC shareholders all of the issued and outstanding stock of NBNYC for $20 million. (See Stock Purchase Agreement annexed as Exhibit 10.1 to the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 2, 2021.) NBNYC has been renamed Newtek Bank, National Association (“Newtek Bank, N.A.”) and has become a wholly owned subsidiary of the Company. In connection with the completion of the Acquisition, the Company has contributed to Newtek Bank, N.A. $31 million of cash and two of the Company’s portfolio companies, Newtek Business Lending, LLC (“NBL”) and Small Business Lending, LLC (“SBL”). The Company has also filed with the SEC a Form N-54C, Notification of Withdrawal of Election to be Subject to the Investment Company Act of 1940, and has ceased to be a business development company as of January 6, 2023. As a result of the Acquisition, the Company is now a financial holding company subject to the regulation and supervision of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Federal Reserve Bank of Atlanta. The Company will no longer qualify as a regulated investment company for federal income tax purposes and will no longer qualify for accounting treatment as an investment company. As a result, in addition to Newtek Bank, N.A. and its consolidated subsidiaries, NBL and SBL, the following Newtek portfolio companies and subsidiaries will now be consolidated non-bank subsidiaries in the Company’s financial statements: Newtek Small Business Finance, LLC; Newtek Merchant Solutions, LLC; Mobil Money, LLC; CDS Business Services, Inc. d/b/a Newtek Business Credit Solutions; PMTWorks Payroll, LLC d/b/a Newtek Payroll and Benefits Solutions; Newtek Insurance Agency, LLC; Titanium Asset Management LLC; Newtek Business Services Holdco 6, Inc; Newtek Commercial Lending, Inc.; Excel WebSolutions, LLC; Newtek Technology Solutions, Inc and POS on Cloud, LLC, d/b/a Newtek Payment Systems. In addition, as a result of commitments made to the Federal Reserve, the Company will divest or otherwise terminate the activities conducted by Excel WebSolutions, LLC and Newtek Technology Solutions, Inc., including its subsidiary SIDCO, LLC d/b/a/ Cloud Nine Services, within two years of becoming a financial holding company, subject to any extension of the two-year period.

Item 9.01     Financial Statement and Exhibits
Financial statements required by this item will be filed by amendment to this Form 8-K no later than 71 calendar days after the date hereof.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: January 6, 2023	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board